                                                              EXHIBIT (a)(1)(iv)






                       FORM OF LETTER TO LIMITED PARTNERS

                                [NTS LETTERHEAD]

                                 August 13, 2001

Account Name 1
Account Name 2
Address
City, State Zip

To our Limited Partners:

         Enclosed for your review is an Offer to Purchase your limited partnership interests. Please read all of the enclosed material carefully before deciding to tender your interests.


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        You currently own ____ interests. ORIG, LLC is offering to purchase your interests for $230.00 per interest, or a total of $__________, subject to the terms of the Offer.

        Payment will be made within five business days of the expiration of the Offer.
================================================================================

We invite your attention to the following:

         This Offer is being made to all limited partners.

         Up to 2000 interests may be purchased by ORIG, LLC. If more than 2000 Interests are tendered ORIG may decide to purchase more than 2000 interests or may decide to purchase less than all of the interests tendered on a pro rata basis.

         The Offer will expire at 12:00 midnight, Eastern Standard Time on November 13, 2001, unless the Offer is extended.

         After reading the Offer to Purchase (white), if you wish to tender any or all of your interests, complete and return to NTS Investor Services c/o Gemisys, before ______________, the following:

                  (1)      the Letter of Transmittal (blue);

                  (2)      the Substitute Form W-9 (green); and

                  (3) the Certificate(s) of Ownership for the interests or, if you are unable to locate the Certificate(s) of Ownership, complete the Affidavit and Indemnification Agreement for Missing Certificate(s) of Ownership (yellow).

                              NTS INVESTOR SERVICES
                                   C/O GEMISYS
                             7103 S. REVERE PARKWAY
                               ENGLEWOOD, CO 80112

                For additional information, call: (800) 387-7454